LIMITED POWER OF ATTORNEY

I, R. David Banyard, Jr. hereby constitute and
appoint ROBERT K. BIGGART and ANGELA M. PLA, with
full powers of substitution or revocation, to
serve as my Attorneys-In-Fact and Agents to
exercise the powers and discretions set forth
below:

1. To execute on my behalf any and all
Securities and Exchange Commission ("SEC")
(i) Forms 3, 4 and 5 in accordance with Section 16
of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and the rules thereunder,
relating to the disclosure of my beneficial
ownership of securities in Fortune Brands Home &
Security, Inc. (the "Company") and (ii) Forms 144
in accordance with the Securities Act of 1933, as
amended (the "Securities Act"), and the rules
thereunder, relating to my transactions in the
securities of the Company; and

2. Do and perform any and all acts for and on
behalf of the undersigned which may be necessary
or desirable to complete and execute any such Form
3, 4, 5 or Form 144 and timely file such form with
the SEC and any stock exchange or similar
authority and take any other action of any type
whatsoever in connection with the foregoing which,
in the opinion of such attorneys-in-fact, may be
of benefit to, in the best interest of, or legally
required by, the undersigned.

The undersigned hereby grants to each such
attorneys-in-fact full power and authority to do
and perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as
the undersigned might or could do if personally
present, with full power of substitution or
revocation, hereby ratifying and confirming all
that such attorneys-in-fact shall lawfully do or
cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at
the request of the undersigned, are not assuming,
nor is the Company assuming, any of the
undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act or Rule
144 of the Securities Act.

This Power of Attorney shall at all times be
binding with respect to all actions taken by the
attorneys-in-fact in accordance with the terms of
this Power of Attorney. The powers granted by this
Power of Attorney shall begin on November 18, 2019
and shall continue in full force and effect until
the undersigned is no longer required to file
Section 16 Reports with respect to the equity
securities of the Company, unless earlier revoked
by the undersigned in a signed writing delivered
to the foregoing attorneys-in-fact.

I, R. David Banyard, Jr. executed this Limited
Power of Attorney on this 30th day of October,
2019.

/s/ R. David Banyard, Jr.
R. David Banyard, Jr.